                                                                    EXHIBIT 12.1

         VOICESTREAM WIRELESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                          ------------------------------------------------------------------------
                                              1999           1998           1997           1996           1995
                                          ------------   ------------   ------------   ------------   ------------
Income (loss) before extraordinary items
  and taxes.............................   $(454,739)     $(254,266)     $(263,815)      $(86,350)      $(3,728)
Add:
  Interest and financing expense, net of
     cap interest.......................     101,920         33,960         57,508          3,568            40
  Amortization of deferred financing
     costs..............................       1,542            158             50             39
  Portion of rents representative of the
     interest factor....................      10,708          7,099          5,999          2,564           163
                                           ---------      ---------      ---------       --------       -------
Earnings................................   $(340,569)     $(213,049)     $(200,258)      $(80,179)      $(3,525)
                                           =========      =========      =========       ========       =======
Fixed charges:
  Interest and financing expense, net of
     cap interest.......................   $ 101,920      $  33,960      $  57,508       $  3,568       $    40
  Amortization of deferred financing
     costs..............................       1,542            158             50             39
  Capitalized interest..................       2,484          1,800          4,000          5,200           400
  Portion of rents representative of the
     interest factor....................      10,708          7,099          5,999          2,564           163
                                           ---------      ---------      ---------       --------       -------
Total fixed charges.....................   $ 116,654      $  43,017      $  67,557       $ 11,371       $   603
                                           =========      =========      =========       ========       =======

                                          EARNINGS ARE   EARNINGS ARE   EARNINGS ARE   EARNINGS ARE   EARNINGS ARE
                                           INADEQUATE     INADEQUATE     INADEQUATE     INADEQUATE     INADEQUATE
                                          ------------   ------------   ------------   ------------   ------------
Ratio of earnings to fixed charges(1)
  Deficiency of.........................   $(457,223)     $(256,066)     $(267,815)      $(91,550)      $(4,128)
                                           =========      =========      =========       ========       =======

-------------------------
(1) The ratio of earnings to fixed charges is determined by dividing the sum of earnings (loss) before extraordinary items, interest and financing expense, amortization of deferred financing costs and the portion of rents representative of the interest factor by fixed charges. Fixed charges consist of the sum of interest and financing expense, amortization of deferred financing costs, capitalized interest and the portion of rents representative of the interest factor. The ratio of earnings to fixed charges is not meaningful for periods that result in a deficit. For the periods indicated above, earnings were inadequate to cover fixed charges.

                        VOICESTREAM WIRELESS CORPORATION

          PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)

                                                                YEAR ENDED
                                                              31-DECEMBER-99
                                                              --------------
Income (loss) before extraordinary items and taxes..........   $(1,974,790)
Add:
  Interest and financing expense, net of cap interest.......       446,978
  Amortization of deferred financing costs..................        21,249
  Portion of rents representative of the interest factor....        39,008
                                                               -----------
Earnings....................................................   $(1,467,555)
                                                               ===========
Fixed charges:
  Interest and financing expense, net of cap interest.......       446,978
  Amortization of deferred financing costs..................        21,249
  Capitalized interest......................................         2,884
  Portion of rents representative of the interest factor....        39,008
                                                               -----------
Total fixed charges.........................................   $   510,119
                                                               ===========
                                                              EARNINGS ARE
Ratio of earnings to fixed charges(1).......................    INADEQUATE
                                                               ===========
  Deficiency of.............................................   $(1,977,674)
                                                               ===========

-------------------------
(1) The ratio of earnings to fixed charges is determined by dividing the sum of earnings (loss) before extraordinary items, interest and financing expense, amortization of deferred financing costs and the portion of rents representative of the interest factor by fixed charges. Fixed charges consist of the sum of interest and financing expense, amortization of deferred financing costs, capitalized interest and the portion of rents representative of the interest factor. The ratio of earnings to fixed charges is not meaningful for periods that result in a deficit. For the periods indicated above, earnings were inadequate to cover fixed charges.

                        VOICESTREAM WIRELESS CORPORATION

          PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31, 1999            CALCULATION OF 1/3
                                     --------------------------------------------       TO REPRESENT
                                        VS         OMPT       AERIAL      TOTAL       INTEREST PORTION
                                     --------    --------    --------    --------    ------------------
CALCULATION OF PRO FORMA COMBINED
  RENT EXPENSE AND INTEREST EXPENSE
Rent expense.......................  $ 32,124    $ 61,500    $ 23,400    $117,024          $39,008
Interest expense, net of cap
  interest.........................  $101,920    $261,771    $ 83,287    $446,978
Capitalized interest...............  $  2,484    $    400    $           $  2,884
Deferred financing amortization....  $  1,542    $ 19,679    $     28    $ 21,249